Prospectus Supplement                           Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated December 7, 2000)                Registration No. 333-49284



                                3,463,651 Shares

                               VITAL IMAGES, INC.

                                  Common Stock

         This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell common stock of Vital Images, Inc. that those persons own.

                              SELLING SHAREHOLDERS

         The information set forth in the table under the caption "Selling Shareholders" in the Vital Images, Inc. prospectus dated December 7, 2000 relating to the ownership of common stock of Vital Images, Inc. is supplemented to amend, as follows, the information contained therein regarding the following shareholder:

                                             Shares Beneficially                                  Shares Beneficially
                                                 Owned Prior                        Shares            Owned After
                                                to Offering (1)                   to be Sold            Offering
                             --------------------------------------------------   ----------     ----------------------
                                            Shares        Total
                                          Underlying    Number of
Beneficial Owner             Shares(2)     Warrants       Shares     Percent(3)                  Number     Percent (3)
----------------             ---------     --------       ------     ----------                  ------     -----------
Dain Rauscher Custodian FBO    13,000        6,000        19,000         *          12,000        7,000           *
Sheldon Chester IRA


The Footnotes to this Table are set forth in the Prospectus dated December 7, 2000.


               The date of this prospectus is December 14, 2000.